American Funds Emerging Markets Bond Fund
December 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$7,192
Class B*	$-
Class C	$268
Class T	$1
Class F-1	$339
Class F-2	$1,945
Class F-3	$386
Total	$10,131
Class 529-A	$111
Class 529-B*	$-
Class 529-C	$21
Class 529-E	$11
Class 529-T	$1
Class 529-F-1	$30
Class R-1	$5
Class R-2	$20
Class R-2E	$2
Class R-3	$16
Class R-4	$6
Class R-5	$6
Class R-5E	$2
Class R-6	$7
Total	$238
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.6113
Class B	$0.2163
Class C	$0.5333
Class T	$0.4701
Class F-1	$0.6066
Class F-2	$0.6313
Class F-3	$0.5947
Class 529-A	$0.5989
Class 529-B	$0.2174
Class 529-C	$0.5320
Class 529-E	$0.5912
Class 529-T	$0.4653
Class 529-F-1	$0.6293
Class R-1	$0.5602
Class R-2	$0.5615
Class R-2E	$0.6444
Class R-3	$0.5908
Class R-4	$0.6209
Class R-5E	$0.6448
Class R-5	$0.6396
Class R-6	$0.6333
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	19,589
Class B	-
Class C	1,250
Class T	1
Class F-1	1,881
Class F-2	6,456
Class F-3	2,178
Total	31,355
Class 529-A	367
Class 529-B	-
Class 529-C	57
Class 529-E	37
Class 529-T	1
Class 529-F-1	70
Class R-1	9
Class R-2	36
Class R-2E	2
Class R-3	66
Class R-4	27
Class R-5	27
Class R-5E	2
Class R-6	18
Total	719
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$10.38
Class B	$-
Class C	$10.38
Class T	$10.38
Class F-1	$10.38
Class F-2	$10.38
Class F-3	$10.38
Class 529-A	$10.38
Class 529-B	$-
Class 529-C	$10.38
Class 529-E	$10.38
Class 529-T	$10.38
Class 529-F-1	$10.38
Class R-1	$10.38
Class R-2	$10.38
Class R-2E	$10.38
Class R-3	$10.38
Class R-4	$10.38
Class R-5E	$10.38
Class R-5	$10.38
Class R-6	$10.38
* Amount less than one thousand